MNP LLP

August 25, 2023

U.S Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sirs/Madames:

Re: Legacy Ventures International Inc. (the "Company")
File No. 000-55849

We have read Item 4.01 of Form 8-K of Legacy Ventures International Inc. dated August 25, 2023, and agree with the statements concerning our Firm contained therein. We are not in a position to agree or disagree with other statements contained therein.

Yours very truly,

MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Mississauga, Ontario